EXHIBIT 10.3

Norwegian Shipbrokers’ Association’s Memo-
MEMORANDUM OF AGREEMENT	randum of Agreement for sale and purchase of
ships. Adopted by The Baltic and International
Maritime Council (BIMCO) in 1956.
Dated: 2 July 2013	Code-name
SALEFORM 1993
Revised 1966, 1983 and 1986/87.

Harmony Maritime Co. Ltd., Pineapple Grove, Unit 3, Old Fort Bay, Nassau, Bahamas hereinafter	1
called the Sellers, have agreed to sell, and Baltic Hare Limited, Registered Address:TrustCompany Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960. Mailing Address: c/o Baltic Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171.

hereinafter called the Buyers, have agreed to buy	2
Name: Clipper Harmony	3
Classification Society/Class: American Bureau of Shipping	4

Built: 2009	By: Hakodate	5
Flag: Bahamas	Place of Registration: Nassau	6
Call Sign: C6V2066	Grt/Nrt: 19831/10546	7

~~Register~~ IMO Number: 9397236		8

hereinafter called the Vessel, on the following terms and conditions:		9

Definitions		10

"Banking days" are days on which banks are open both in the country of the currency		11
stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.		12

"In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa,		13
a registered letter, ~~telex~~, telefax or other modern form of written communication.		14
Notwithstanding anything to the contrary in the Memorandum of Agreement, all communication will be primarily by email; facsimile will be an secondary means of communications. All communications will be addressed to John C. Wobensmith, email address JOHN.WOBENSMITH@GENCOSHIPPING.COM, and concurrently to Robert Gerald Buchanan, email address at GBUCHANAN@GENCOSHIPPING.COM. The Buyers facsimile number is +1 646 443 8527. The Sellers will not give any notice to Buyers by facsimile on any weekend from Friday as of close of business Copenhagen until opening hours of business in Copenhagen on the following Monday, or Tuesday (if Monday is a holiday).

"Classification Society" or "Class" means the Society referred to in line 4.		15

1.	Purchase Price USD 20,000,000 (United States Dollars Twenty Million only)	16

2.	Deposit	17

As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10%		18
(ten per cent) of the Purchase Price within 3 banking days from the date of this		19
Agreement signed by e-mail (PDF copy) and joint account opened. This deposit shall be placed with Nordea Bank A/S, Copenhagen		20
and held by them in a joint account for the Sellers and the Buyers, to be released in accordance		21
with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the		22
Buyers. Any fee charged for holding, operating and closing the said deposit shall be borne		23
equally by the Sellers and the
Buyers.		24

3.	Payment	25

The said Purchase Price shall be paid in full free of bank charges to Nordea Bank A/S, Copenhagen		26
on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect		27
physically ready for delivery in accordance with the terms and conditions of this Agreement and		28

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

Notice of Readiness has been given in accordance with Clause 5.		29

4.	Inspections	30

a)*	The Buyers have inspected and accepted the Vessel's classification records. The Buyers	31
	have also inspected the Vessel at/in on	32
	and have accepted the Vessel following this inspection and the sale is outright and definite,	33
	subject only to the terms and conditions of this Agreement.	34

b)*	~~The Buyers shall have the right to inspect the Vessel's classification records and declare~~	35
	~~whether same are accepted or not within~~	36
	~~The Sellers shall provide for inspection of the Vessel at/in~~	37
	~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the~~	38
	~~Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~	39
	~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~	40
	~~During the inspection, the Vessel's deck and engine log books shall be made available for~~	41
	~~examination by the Buyers. If the Vessel is accepted after such inspection, the sale shall~~	42
	~~become outright and definite, subject only to the terms and conditions of this Agreement,~~	43
	~~provided the Sellers receive written notice of acceptance from the Buyers within 72 hours~~	44
	~~after completion of such inspection.~~	45
	~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be~~	46
	~~received by the Sellers as aforesaid, the deposit together with interest earned shall be~~	47
	~~released immediately to the Buyers, whereafter this Agreement shall be null and void.~~	48

	* 4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions,	49
	alternative 4a) to apply.	50

5.	Notices, time and place of delivery	51

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall	52
	provide the Buyers with 20, 15, and 10/5/2 approximate days notice of the estimated time of arrival at the	53
	intended place of drydocking/underwater inspection/delivery. When the Vessel is at the place	54
	of delivery and in every respect physically ready for delivery in accordance with this	55
	Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.	56

b)	The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or	57
	anchorage at/in Worldwide	58
	in the Sellers' option.	59

	Expected time of delivery: 01 July 2013- 30 September 2013	60

	Date of cancelling (see Clauses 5 c), 6 b) (iii) and 14): 30 September 2013, in Buyers option.	61

c)	If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the	62
	Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in	63
	writing stating the date when they anticipate that the Vessel will be ready for delivery and	64
	propose a new cancelling date. Upon receipt of such notification the Buyers shall have the	65
	option of either cancelling this Agreement in accordance with Clause 14 within ~~7~~ 3 Banking ~~running~~	66
	days of receipt of the notice or of accepting the new date as the new cancelling date. If the	67
	Buyers have not declared their option within ~~7~~ 3 Banking ~~running~~ days of receipt of the Sellers'	68
	notification or if the Buyers accept the new date, the date proposed in the Sellers' notification	69
	shall be deemed to be the new cancelling date and shall be substituted for the cancelling	70
	date stipulated in line 61.	71
	If this Agreement is maintained with the new cancelling date all other terms and conditions	72
	hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full	73
	force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any	74
	claim for damages the Buyers may have under Clause 14 for the Vessel not being ready 75
	by the original cancelling date.	76

d)	Should the Vessel become an actual, constructive or compromised total loss before delivery	77
	the deposit together with interest earned shall be released immediately to the Buyers	78

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

	whereafter this Agreement shall be null and void.	79

	e) For the avoidance of doubt, the day on which any notice is given by either one party to the other party will be excluded from the total number of days required for such notice, or reply.

f) Notwithstanding the Sellers option to deliver the Vessel WORLDWIDE the Sellers agree that the Vessels place of delivery will not include any area, or port within the jurisdiction of any nation that is prohibited under the laws of the United States of America, the United Nations or the European Union.

6.	Drydocking/Divers Inspection	80

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the~~	81
	~~Classification Society of the Vessel's underwater parts below the deepest load line, the~~	82
	~~extent of the inspection being in accordance with the Classification Society's rules. If the~~	83
	~~rudder, propeller, bottom or other underwater parts below the deepest load line are found~~	84
	~~broken, damaged or defective so as to affect the Vessel's class, such defects shall be made~~	85
	~~good at the Sellers' expense to the satisfaction of the Classification Society without~~	86
	~~condition/recommendation*.~~	87

b)**	(i) The Vessel is to be delivered without drydocking. However, the Buyers shall	88
	have the right at their expense to arrange for an underwater inspection by a diver approved	89
	by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their	90
	cost make the Vessel available for such inspection. Buyers will arrange for underwater	91
	inspection unless the Buyer gives the Seller notice that it waives the Underwater inspections prior to the vessels arrival at the delivery port. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification	92
	Society. If the conditions at the port of delivery are unsuitable for such inspection, the	93
	Sellers shall make the Vessel available at a suitable alternative place near to the delivery	94
	port.	95

	(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line	96
	are found broken, damaged or defective so as to affect the Vessel's class, then unless	97
	repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers	98
	shall arrange for the Vessel to be drydocked at their expense for inspection by the	99
	Classification Society of the Vessel's underwater parts below the deepest load line, the	100
	extent of the inspection being in accordance with the Classification Society's rules. If the	101
	rudder, propeller, bottom or other underwater parts below the deepest load line are found	102
	broken, damaged or defective so as to affect the Vessel's class, such defects shall be made	103
	good by the Sellers at their expense to the satisfaction of the Classification Society	104
	without condition/recommendation*. In such event the Sellers are to pay also for the cost of	105
	the underwater inspection and the Classification Society's attendance.	106

	(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry-	107
	docking facilities are available at the port of delivery, the Sellers shall take the Vessel	108
	to a port where suitable drydocking facilities are available, whether within or outside the	109
	delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver	110
	the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the	111
	purpose of this Clause, become the new port of delivery. In such event the cancelling date	112
	provided for in Clause 5 b)) shall be extended by the additional time required for the	113
	drydocking and extra steaming, but limited to a maximum of ~~14~~ 28 running days.	114

If the Divers’s inspection reveals damage to the underwater parts which would effect the Class but the Class surveyor approves the repair to be deferred until Vessel’s next scheduled drydocking, the Sellers and the Buyers shall mutually agree on a monetary compensation in lieu of the actual repair. In the event that an agreement cannot be reached the compensation applicable shall be calculated as the average of 2 (two) quotations from 2(two) Chinese Shipyards, 1(one) obtained by the Sellers and 1 (one) obtained by the Buyers.

c)	If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above	115

	(i) the Classification Society may require survey of the tailshaft system, the extent of	116
	the survey being to the satisfaction of the Classification surveyor. ~~If such survey is not~~	117
	~~required by the Classification Society, the Buyers shall have the right to require the tailshaft~~	118

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

	~~to be drawn and surveyed by the Classification Society, the extent of the survey being in~~	119
	~~accordance with the Classification Society's rules for tailshaft survey and consistent with~~	120
	~~the current stage of the Vessel's survey cycle. The Buyers shall declare whether they~~	121
	~~require the tailshaft to be drawn and surveyed not later than by the completion of the~~	122
	~~inspection by the Classification Society. The drawing and refitting of the tailshaft shall be~~	123
	~~arranged by the Sellers. Should any parts of the tailshaft system be condemned or found~~	124
	~~defective so as to affect the Vessel's class, those parts shall be renewed or made good at~~	125
	~~the Sellers' expense to the satisfaction of the Classification Society without~~	126
	~~condition/recommendation*.~~	127

	~~(ii) the expenses relating to the survey of the tailshaft system shall be borne~~	128
	~~by the Buyers unless the Classification Society requires such survey to be carried out, in~~	129
	~~which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses~~	130
	~~if the Buyers require the survey and parts of the system are condemned or found defective~~	131
	~~or broken so as to affect the Vessel's class*.~~	132

	(iii) the expenses in connection with putting the Vessel in and taking her out of	133
	drydock, including the drydock dues and the Classification Society's fees shall be paid by	134
	the Sellers if the Classification Society issues any condition/recommendation* as a result	135
	of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers	136
	shall pay the aforesaid expenses, dues and fees.	137

	(iv) the Buyers' representative shall have the right to be present in the drydock, but	138
	without interfering with the work or decisions of the Classification surveyor.	139

	(v) the Buyers shall have the right to have the underwater parts of the Vessel	140
	cleaned and painted at their risk and expense without interfering with the Sellers' or the	141
	Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If,	142
	however, the Buyers' work in drydock is still in progress when the Sellers have	143
	completed the work which the Sellers are required to do, the additional docking time	144
	needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event	145
	that the Buyers' work requires such additional time, the Sellers may upon completion of the	146
	Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock	147
	and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether	148
	the Vessel is in drydock or not and irrespective of Clause 5 b).	149
*	Notes, if any, in the surveyor's report which are accepted by the Classification Society	150
	without condition/recommendation are not to be taken into account.	151
**	6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions,	152
	alternative 6 a) to apply.	153

7.	Spares/bunkers, etc.	154

	The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on	155
	~~shore~~. All spare parts and spare equipment onboard ~~including spare tail-end shaft(s)~~	156
	~~and/or spare propeller(s)/propeller blade(s), if any~~, belonging to the Vessel at the time of inspection used or	157
	unused, ~~whether on board or not~~ shall become the Buyers' property, but spares on order are to	158
	be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to	159
	replace spare parts including spare tail - end shaft(s) and spare propeller(s)/propeller blade(s)	160
	which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the	161
	property of the Buyers. The radio installation and navigational equipment shall be included in the sale	162
	without extra payment if they are the property of the Sellers. Unused stores and provisions shall be	163
	included in the sale and be taken over by the Buyers without extra payment.	164
	The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the	165
	Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc.,	166
	exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's,	167
	Officers' and Crew's personal belongings including the slop chest are to be excluded from the	168
	sale,
	as well as the following additional items (including items on hire):	169

	Items excluded from sale:

	Captains, Officers and Crews personal belonging including slop chest, ISM manual and original certificates which need to be returned to the issuing authorities are to be excluded from sale

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

as well as the flowing additional items:

1	Certificate of Registry;
2	Radio Station Licence
3	Minimum safe Manning certificate
4	Bunker CLC
5	ISM - Safety Management Certificate;
6	ISM - Document of Compliance;
7	ISPS - International Ship Security Certificate;
8	P&I Certificate of Entry
9	H&M cover note
10	ITF Green cards
11	Crew CRA ( to be handed over to the seafarers)
12	Other Crew related documents
13	Ship Security Plan (SSP) and equipment
14	SOPEP Manual (only pages with Owners details).
15	Clipper & Wallem Property Documents and Manuals
16	Deck log books and Engine log books
17	Planned Maintenance System software
18	PC software packages covered by Clippers General Licences
19	GOA Security Package incl. night Vision Binocular and irridium phone for citadel
20	Leased Oxygen, Acetylen, Freon, Nitrogen bottles and similar.
21	Clipper & Wallem Stationary
22	High pressure washer machine incl. accessories
23	Chartco Equipment
24	NTVRP, Shore Based Maintenance Agreement, NOI and other US documents
25	Uniforms and working clothes stocked on board.
26	Videotel on demand
27	Premet Lemag main engine performance indicator

Buyers to have the option to continue, where possible with the supplier, with hired or leased items.

The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and		170
sealed drums and pay the ~~current~~ Sellers last net contract market price (excluding barging		171
expenses) (actual invoices may not be available, but Sellers shall provide whatever documentation available) If original invoices not available, Platts price quoted, at port of delivery, 2 days before delivery to apply.~~at the port and date of delivery of the Vessel~~. Buyers and Sellers to conduct a joint survey of Bunker and lub oil		172
quantities onboard at the time of delievry.
Payment under this Clause shall be made at the same time and place and in the same currency as		173
the Purchase Price.		174

8.	Documentation	175

The place of closing: Copenhagen		176

SCHEDULE OF DOCUMENTS REQUIRED BY THE BUYERS.

1. Original set of Resolutions of the Board of Directors of the Sellers duly notarized and apostilled approving and ratifying the sale of the Vessel to the Buyers and authorizing the Sellers' attorneys-in-fact to sign the MOA and any addenda thereto, to execute and deliver the

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

Bill of Sale, to release any deposit, to sign the Protocol of Delivery and Acceptance and all other documents, including Power(s) of Attorney, which are relating to the sale and delivery of the Vessel to Buyers.

2. Original Power of Attorney of the Sellers duly notarized and apostilled, authorizing a person or persons as attorney(s)-in-fact of the Sellers to execute the Bill of Sale, the Protocol of Delivery and Acceptance and all other sale documents on behalf of the Sellers, to sign a receipt of funds received at Sellers' Bank, to release the 10% deposit, to transfer title to the Vessel to the Buyers and to delete same from the Registry of the Bahamas.

3. Secretarys Certificate confirming the current directors of the company.

4. Copy of the Articles of Incorporation of the Sellers duly certified as true copy by notary or a lawyer.

5. Certificate of Good Standing of the Sellers dated not earlier than twenty (20) banking days prior to the delivery of the Vessel.

6. Transcript of Register issued at closing evidencing the Sellers' ownership of the Vessel and stating that there are no registered encumbrances and mortgages over the Vessel.

7. Four (4) Original Bill of Sale (Buyers to advise type of Form) transferring the title to the Vessel to the Buyers and stating that the Vessel is free from any encumbrances, mortgages, maritime liens and any other debts or claims whatsoever, duly executed, notarized and apostilled.

8. Class Maintenance Certificate issued by the Classification Society of the Vessel stating that the Vessel's class is fully maintained without any condition/recommendation. Such certificate to be dated not earlier than three (3) banking days prior to Vessels delivery.

9. Copies of all Certificates of Class for the Vessel, issued by the Classification Society of the Vessel will be delivered to Buyers representative on board the Vessel.

10. Letter of undertaking to provide the original Certificate of Deletion or closed Transcript of Register issued by the Registry of the Bahamas within 15 days after delivery of the Vessel, if requested by the Buyers.

11. Original Continuous Synopsis Record document evidencing the sale of the Vessel to the Buyers or failing the availability of such CSR document at the time of closing a letter or undertaking to deliver such original CSR document within 15 running days of the date of delivery.

12. Letter of Undertaking signed by a duly authorized attorney-in-fact of the Sellers, dated on the date of closing, stating that to the best of Sellers' knowledge the Vessel under present ownership is not blacklisted by any nation, organization or trade body.

13. Letter of Undertaking signed by a duly authorized attorney-in-fact of the Sellers, dated on the date of closing, confirming that to the best of Sellers knowledge the Vessel has not touched bottom nor had any collision since the last diving survey / underwater inspection done on the Vessel initiated by the Buyers.

14. Commercial Invoice for the Vessel (In triplicate).

16. Commercial Invoice for remaining bunkers and unused luboils as per clause 7 of the MOA (in duplicate) as well as further documentation of as stipulated in clause 7 of the MOA.

17. Protocol of Delivery and Acceptance (in triplicate) to be signed at the documentary closing meeting on the day of delivery.

18. A copy of the Sellers letter to their communication provider cancelling the Vessels communications contract which is to be sent to such communications provider immediately after the delivery of the Vessel.

19. Any additional documents as may be reasonably be required by the Marshall Islands ship registry, or other ship registry nominated by the Buyers for the purpose of registering the Vessel provided that the Buyers notify the Sellers of any such documents before the 15 days notice provided for in Clause 5 (a) of NSF 1993.

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

20. All of the Vessels technical documents not excluded in Clause 7 (Lines 160 through 170) including but not limited to plans, drawings, manuals on board the Vessel.

21. If the Vessel is drydocked pursuant to Clause 6 (a) (ii) the Seller will deliver a statement, letter, or declaration from the Drydock at the time of the delivery of the Vessel, that the Drydock will not hold the Vessel responsible for any of Sellers work performed by the Drydock, and the Drydock waives any and all maritime liens against the Vessel for services performed for the account and the benefit of the Seller.

II. Buyers' Documents:

1. Original set of Resolutions of the Board of Directors of the Buyers duly notarized including as to capacity and authority of the signatories and apostilled in which the Buyers resolve to purchase the Vessel from the Sellers for the Purchase Price.

2. Original Powers of Attorney of the Buyers duly notarized and apostilled granting power of attorney to the directors of the Buyers and any other signatory covering the transaction contemplated herein and executed pursuant to the above.

3. Articles of incorporation duly certified by the Secretary of the Buyers.

4. Certificate of Good Standing of the Buyers, dated not later than seven (7) working days prior to the delivery of the Vessel.

The Sellers and Buyers shall provide each other with a draft and/or sample of each of the requested documents latest nineteen (19) days prior to the intended date of Vessels delivery, for approval.

~~In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery~~		177
~~documents~~, namely:		178

a)	~~Legal Bill of Sale in a form recordable in (the country in which the Buyers are~~	179
	~~to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages~~	180
	~~and maritime liens or any other debts or claims whatsoever, duly notarially attested and~~	181
	~~legalized by the consul of such country or other competent authority.~~	182

~~b)~~	~~Current Certificate of Ownership issued by the competent authorities of the flag state of~~	183
	~~the~~ Vessel.	184

~~c)~~	~~Confirmation of Class issued within 72 hours prior to delivery.~~	185

~~d)~~	~~Current Certificate issued by the competent authorities stating that the Vessel is free from~~	186
	~~registered encumbrances.~~	187

~~e)~~	~~Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of~~	188
	~~deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the~~	189
	~~registry does not as a matter of practice issue such documentation immediately, a written~~	190
	~~undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a~~	191
	~~Certificate or other official evidence of deletion to the Buyers promptly and latest within 4~~	192
	~~(four) weeks after the Purchase Price has been paid and the Vessel has been delivered.~~	193

~~f)~~	~~Any such additional documents as may reasonably be required by the competent authorities~~	194
	~~for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such~~	195
	~~documents as soon as possible after the date of this Agreement.~~	196

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of		197
Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the		198
Buyers.		199
At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all		200
plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also		201
be handed over to the Buyers unless the Sellers are required to retain same, in which case the		202
Buyers to have the right to take copies. Other technical documentation which may		203
be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so		204
request. The Sellers may keep the Vessel's log books but the Buyers to have the right to take		205
copies of same.		206

9.	Encumbrances	207

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances,		208

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

	mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake	209
	to indemnify the Buyers against all consequences of claims made against the Vessel which have	210
	been incurred prior to the time of delivery.	211

10.	Taxes, etc.	212

	Any taxes, fees and expenses in connection with the purchase and registration under the Buyers'	213
	flag
	shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers'	214
	register shall be for the Sellers' account.	215

11.	Condition on delivery	216

	The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is	217
	delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be	218
	delivered and taken over as she was at the time of inspection, fair wear and tear excepted.	219
	However, the Vessel shall be delivered with her class maintained without condition/recommendation*,	220
	free of average damage affecting the Vessel's class, and with her classification certificates and	221
	national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and	222
	unextended without condition/recommendation* by Class or the relevant authorities at the time of	223
	delivery.	224
	"Inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if	225
	applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over	226
	without inspection, the date of this Agreement shall be the relevant date.	227

*	Notes, if any, in the surveyor's report which are accepted by the Classification Society	228
	without condition/recommendation are not to be taken into account.	229

12.	Name/markings	230

	Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.	231

13.	Buyers' default	232

	Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this	233
	Agreement, and they shall be entitled to claim compensation for their losses and for all expenses	234
	incurred together with interest.	235
	Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to	236
	cancel the Agreement, in which case the deposit together with interest earned shall be released to	237
	the
	Sellers. If the deposit does not cover their loss, the Sellers shall be entitled to claim further	238
	compensation for their losses and for all expenses incurred together with interest.	239

14.	Sellers' default	240

	Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready	241
	to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have	242
	the option of cancelling this Agreement provided always that the Sellers shall be granted a	243
	maximum of 3 banking days after Notice of Readiness has been given to make arrangements	244
	for the documentation set out in Clause 8. If after Notice of Readiness has been given but before	245
	the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not	246
	made physically ready again in every respect by the date stipulated in line 61 and new Notice	247
	of
	Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect	248
	to cancel this Agreement the deposit together with interest earned shall be released to them	249
	immediately.	250
	Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be	251
	ready
	to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for	252
	their loss and for all expenses together with interest if their failure is due to proven	253
	negligence and whether or not the Buyers cancel this Agreement.	254

~~15.~~	~~Buyers' representatives~~	255

	~~After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers~~	256
	~~have the right to place two representatives on board the Vessel at their sole risk and expense upon~~	257
	~~arrival at on or about~~	258

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

~~These representatives are on board for the purpose of familiarisation and in the capacity of~~		259
~~observers only, and they shall not interfere in any respect with the operation of the Vessel. The~~		260
~~Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.~~		261

16.	Arbitration	262

a)*	This Agreement shall be governed by and construed in accordance with English law and	263
	any dispute arising out of this Agreement shall be referred to arbitration in London in	264
	accordance with the Arbitration Acts ~~1950~~ and 1979 1996 or any statutory	265
	modification or
	re-enactment thereof for the time being in force, one arbitrator being appointed by each	266
	party. On the receipt by one party of the nomination in writing of the other party's arbitrator,	267
	that party shall appoint their arbitrator within fourteen days, failing which the decision of the	268
	single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree	269
	they shall appoint an umpire whose decision shall be final.	270

~~b)*~~	~~This Agreement shall be governed by and construed in accordance with Title 9 of the~~	271
	~~United States Code and the Law of the State of New York and should any dispute arise out~~	272
	~~of~~
	~~this Agreement, the matter in dispute shall be referred to three persons at New York, one~~	273
	~~to~~
	~~be appointed by each of the parties hereto, and the third by the two so chosen; their~~	274
	~~decision or that of any two of them shall be final, and for purpose of enforcing any award, this~~	275
	~~Agreement may be made a rule of the Court.~~	276
	~~The proceedings shall be conducted in accordance with the rules of the Society of Maritime~~	277
	~~Arbitrators, Inc.~~ New York.	278

~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at~~	279
	~~, subject to the procedures applicable there.~~	280
	~~The laws of shall govern this Agreement.~~	281

~~*~~	~~16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of~~	282
	~~deletions, alternative 16 a)~~ to apply.	283

17. If the Vessel is delivered at a port or place where there are no bunkers or lubs available, or at sea, the Sellers agree that at the time of delivery the Vessel will have sufficient bunkers and lubs on board to enable the Vessel to sail to the next available port, that is not restricted by United States of America, European Union or United Nations prohibitions.

This Memorandum of Agreement has been drawn up and executed in 2 (two) originals, 1 (one) of which is to be retained by the Sellers and 1 (one) of which to be retained by the Buyers.

THE SELLERS	THE BUYERS

/s/ Gary Vogel	/s/ John C. Wobensmith
Attorney-in-Fact	President

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.